EXHIBIT 10.7
                                                               -----------





                             JIM WRIGHT, MARK L. CRAWFORD
                                    AND AARON FINE


                                       - and -



                               AMERICAN ECO CORPORATION







                                ACQUISITION AGREEMENT
                                         AND
                                PLAN OF REORGANIZATION


                                         FOR



                            ENVIRONMENTAL EVOLUTIONS, INC.

                                  INDEX TO SCHEDULES

          Schedule 4.1(b)     -    Jurisdictions where Target Company
          Carries
                                   on Business

          Schedule 4.1(e)     -    List of Pending and Threatened Legal
                                   Proceedings and Claims

          Schedule 4.1(f)     -    List of Registered Shares and Share

                                   Ownership

          Schedule 4.1(m)     -    Articles and By-Laws of Target Company

          Schedule 4.1(m)(1)  -    Directors and Officers of Target Company

          Schedule 4.1(o)     -    Permits and Licenses of Target Company

          Schedule 4.1(p)     -    Target Company Financial Statements

          Schedule 4.1(u)     -    Dividends and Distributions

          Schedule 4.1(x)     -    Secured and Unsecured Indebtedness of
                                   Target Company


          Schedule 4.1(y)(1)  -    Real Property of Target Company

          Schedule 4.1(y)(2)  -    Personal Property of Target Company

          Schedule 4.1(y)(3)  -    Sales and Purchase Commitments of Target
                                   Company

          Schedule 4.1(y)(4)  -    Leases of Target Company

          Schedule 4.1(y)(5)  -    Intellectual Property of Target Company

          Schedule 4.1(y)(6)  -    Bank Accounts of Target Company


          Schedule 4.1(y)(7)  -    Insurance of Target Company

          Schedule 4.1(y)(8)  -    Major Clients of Target Company

          Schedule 4.1(y)(9)  -    Major Suppliers of Target Company

          Schedule 4.1(y)(10) -    Target Company's Employee Particulars

          Schedule 4.1(aa)    -    Contracts of Target Company

          Schedule 8.1(h)     -    Aaron Fine Employment Agreement


          Schedule 8.1(i)     -    Jim Wright Employment Agreement

          Schedule 8.1(j)     -    Mark L. Crawford Employment Agreement

               THIS ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION made as of the 1st day of January, 1996.

          B E T W E E N:


                         JIM WRIGHT, MARK L. CRAWFORD AND AARON FINE individuals resident and domiciled in the State of Texas
                         (collectively the "Shareholders")

                                                          OF THE FIRST PART

                         - and -

                         AMERICAN ECO CORPORATION
                         a corporation amalgamated pursuant to the laws of the Province of Ontario


                         ("ECO")

                                                         OF THE SECOND PART



          WHEREAS the Shareholders are the owners, in the proportions and amounts set forth below, of 100% of the issued and outstanding shares in the capital of the Target Company (as hereinafter defined) and the Shareholders seek to exchange the Target Company Shares (as hereinafter defined) solely for voting stock in ECO and ECO seeks to acquire the Target Company Shares from the

          Shareholders, pursuant to this plan of reorganization within the meaning of 368 (a) (1) (B) of the U.S. Internal Revenue Code of 1986, as amended, all on and subject to the terms and conditions of this Agreement;

          NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, agreements and premises herein contained and other good and valuable consideration (the receipt and sufficiency whereof being hereby acknowledged by each party), the parties hereto do hereby covenant and agree as follows:

          1.   DEFINITIONS AND SCHEDULES

               -------------------------

          1.1  Definitions.  In this Agreement:
               -----------

               "Accounts Receivable" means all accounts receivable and other book debts due or accruing to the Target Company as at the Reference Date and the full benefit of all security, if any, for such accounts or debts.

               "Affiliate" has the meaning ascribed thereto in the OBCA.

               "Agreement", "this Agreement", "hereto" and "herein" means this Agreement and all schedules attached hereto, as may be amended from time to time.

               "Associate" has the meaning ascribed thereto in the OBCA.

               "Best Knowledge" or "known" means actual knowledge or awareness of the Party.

               "Business Day" means a day other than a Saturday or a Sunday or any other day which is a statutory holiday in the State of Texas.


               "Closing" means the consummation of the Transaction as herein contemplated.

               "Closing Date" means March 15, 1996 or such earlier or later date as may be agreed to in writing by the Parties.

               "Contract" means any agreement, indenture, contract, bond, debenture, security agreement, lease, deed of trust, license, option, instrument or other legally binding commitment, whether written or oral.

               "Direct Claim" has the meaning ascribed thereto in subsection 6.3.


               "ECO" means American ECO Corporation.

               "ECO Shares" has the meaning ascribed thereto in Section
               2(3).

               "EEI" means Environmental Evolutions, Inc., a Texas corporation

               "Encumbrances" means any and all claims, liens, security interests, mortgages, pledges, pre-emptive rights, charges, options, equity interests, encumbrances, proxies, voting agreements, voting trusts, leases, tenancies, easements or other interests of any nature or kind whatsoever, howsoever created.

               "Five-Year Gain Recognition Agreement" means the agreement to be executed and delivered by the Shareholders and the Internal Revenue Service.

               "Indemnified Party" has the meaning ascribed thereto in
               section 6.3.

               "Indemnifying Party" has the meaning ascribed thereto in
               section 6.3.


               "Indemnification Claim" has the meaning ascribed thereto in section 6.3.


               "Intellectual Property" means all patents, copyrights, trademarks and trade names, service marks and all software, data bases, trade secrets, know-how and other proprietary rights as at the Reference Date.

               "Losses" means any and all claims, demands, debts, suits, actions, obligations, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including without limitation, all reasonable legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement).

               "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), operations or prospects of the Party in question or upon such Party's ability to perform its obligations under this Agreement or to consummate the Transaction.

               "OBCA" means the Business Corporations Act, Ontario.

               "Parties" means collectively, the parties to this Agreement.



               "Person" means any individual, partnership, company, corporation, unincorporated association, joint venture, trust, the Crown or any other agency or instrumentality thereof or any other judicial entity or person, government or governmental agency, authority or entity howsoever designated or constituted.

               "Reference Date" means January 1, 1996.

               "Subsidiary" has the meaning ascribed thereto in the OBCA.


               "Survival Period" has the meaning ascribed thereto in
               section 5.1

               "Target Company" means EEI.

               "Target Company Contracts" has the meaning ascribed thereto in section 4.1(aa).

               "Target Company Shares" means 100% of the issued and outstanding shares of capital stock of the Target Company, registered in the names of the Shareholders, as set forth on
               Schedule 4.2(f), hereto.


               "Target Company Financial Statements" has the meaning attributed thereto in section 4.1(p).

               "Taxes" means all income, profits, franchise, royalty, withholding, payroll, excise, sales, value added, use, occupation and property taxes and any liability, whether disputed or not, imposed by the U.S. or any state, municipality, country or foreign government or subdivision or agency thereof.

               "Third Party" has the meaning ascribed thereto in section
               6.3.


               "Third Party Claim" has the meaning ascribed thereto in
               section 6.3.

               "Time of Closing" means 11:00 a.m. (Houston time) on the Closing Date or if the Transaction is not completed at such time, then such other time on the Closing Date on which the Transaction is completed.

               "Transaction" means the transfer of the Target Company Shares in exchange for the ECO Shares as contemplated by this Agreement.


               "TSE" means The Toronto Stock Exchange.

          1.2  Disclosure.  Any fact or circumstance or combination of
               ----------
          facts and/or circumstances disclosed in this Agreement or in any schedules hereto shall be deemed to be disclosed for all purposes of this Agreement.

          1.3  Act.  Any reference in this Agreement to any act, by-law,
               ---
          rule or regulation or to a provision thereof shall be deemed to include a reference to any act, by-law, rule or regulation or provision enacted in substitution or amendment thereof.

          1.4  Houston Time.  Except where otherwise expressly provided in
               ------------
          this Agreement any reference to time shall be deemed to be a reference to Houston, Texas time.

          1.5  Gender and Extended Meanings.  In this Agreement words and
               ----------------------------
          personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and pronoun. For greater certainty and without limitation, in this Agreement the word "shall" has the same meaning as the word "will".

          1.6  U.S. Dollars and Payment.  All dollar amounts referred to in
               ------------------------
          this Agreement are in U.S. funds, unless otherwise expressly specified.

          1.7  Section Headings.  The division of this Agreement into
               ----------------
          sections is for convenience of reference only and shall not effect the interpretation or construction of this Agreement.


          1.8  Business Day.  In the event that the date for the taking of
               ------------
          any action under this Agreement falls on a day which is not a Business Day, then such action shall be taken on the next following Business Day.

          2.   AGREEMENT TO EXCHANGE

          2.1  Transfer.  Subject to the terms and conditions hereof, on
               --------
          the Closing Date at the Time of Closing, the Shareholders shall transfer to ECO and ECO shall accept from the Shareholders the

          Target Company Shares and the Assets and the Shareholders shall deliver to ECO certificates representing the Target Company Shares duly endorsed in blank for transfer together with new certificates therefor, which shall be as at the Reference Date.

          2.2  [Purposely Deleted]

          2.3  Purchase Price.  The purchase price for the Target Company
               --------------
          Shares shall equal the sum of $2,400,000.00 and shall be satisfied by the issuance to the Shareholders of 400,000 fully paid and non-assessable common shares in the capital of ECO (the

          "ECO Shares") issued at $6.00 per share. The ECO Shares shall be fully tradeable 41 days after the Closing Date provided that the buyer thereof is not a person in the United States and at the time the buy order is originated, the buyer is outside the United States or the Shareholders and any person acting on their behalf reasonably believe that buyer is outside the United States or the transaction is executed on or through the facilities of the TSE and neither the Shareholders nor any person acting on their behalf knows that the transaction has been pre-arranged with a buyer in the United States.

          2.4  Closing.  Closing shall occur at the Time of Closing on the
               -------

          Closing Date at the offices of Moore, Landrey, Garth, Jones, Burmeister & Hulett, L.L.P. at 390 Park Street, Suite 500, Beaumont, Texas, or at such other place or other time and date as the Parties may agree.

          2.5  Rollover.  At or within sixty (60) days after Closing, the
               --------
          Shareholders shall provide to ECO with an executed copy of the Five-Year Gain Recognition Agreement.

          2.6  Release from Personal Guarantees.  ECO shall use its best
               --------------------------------

          efforts to have the Shareholders released from any and all outstanding personal guarantees of Target Company indebtedness with all such guarantees being assumed by ECO. In the event ECO cannot obtain such releases from the lenders of any such guaranteed indebtedness within forty-five (45) days subsequent to the Closing Date, ECO shall pay off or otherwise retire such indebtedness.

          3.   COVENANTS, REPRESENTATIONS AND WARRANTIES OF ECO

          3.1  Covenants, Representations and Warranties.  ECO hereby
               -----------------------------------------
          covenants, represents and warrants to the Shareholders as follows and acknowledges and confirms that the Shareholders are relying upon such covenants, representations and warranties in connection with the Transaction and that unless otherwise indicated herein, such covenants, representations and warranties shall be true and correct as at the Closing Date:

               (a)  Organization.  ECO is duly incorporated and validly
                    ------------
                    subsisting under the laws of the Province of Ontario and has the corporate power to own or lease its property and to carry on its business as it is now being conducted and subject to receipt of requisite regulatory approval including approval from the TSE with respect to the Transaction, on the Closing Date ECO will have the corporate power to execute, deliver and perform its obligations under this Agreement. ECO is duly qualified to do business in those jurisdictions wherein the failure to so qualify could have a Material Adverse Effect on ECO.

               (b)  Corporate Authority.  Subject to receipt of requisite
                    -------------------
                    regulatory approval including approval from the TSE with respect to the Transaction, on the Closing Date ECO will have taken all requisite corporate action to authorize the valid execution, delivery and performance of this Agreement and the consummation of the Transaction.

               (c)  Agreement Enforceable.  Subject to receipt of requisite
                    ---------------------
                    regulatory approval including approval from the TSE with respect to the Transaction, this Agreement constitutes a valid and legally binding obligation of ECO enforceable against ECO in accordance with its terms.

               (d)  Securities Laws Matters.  The common shares of ECO are

                    -----------------------
                    listed and posted for trading on the TSE and on NASDAQ. ECO is in compliance in all material respects with all applicable requirements of the TSE and NASDAQ concerning maintenance of such listings and has received no notification nor has any reasonable basis to believe that such listings may or will be terminated. ECO is a "reporting issuer" under the Securities Act, Ontario and the Securities Act, Quebec and is not in material default of any of its requirements under any such legislation, regulations or published policies thereunder.


               (e)  No Violations.  Subject to receipt of requisite
                    -------------
                    regulatory approval including approval from the TSE with respect to the Transaction, the execution and delivery of this Agreement and all other agreements contemplated herein by ECO and the observance and performance of the terms and provisions of this Agreement and any such agreements; (i) does not and will not require ECO to obtain or make any consent, authorization, approval, filing or registration under any law, by-law, rule, regulation, judgment, order, writ, injunction or decree which is binding upon ECO;

                    (ii) does not and will not constitute a violation or breach of the charter documents or by-laws of ECO;
                    (iii) does not and will not constitute a violation or breach of applicable law, any material provision of any Contract to which ECO is a party or by which ECO is bound or any law, by-law, rule, regulation, judgment, order, writ, injunction or decree applicable to ECO; and (iv) does not and will not constitute a material default (nor would with the passage of time or the giving of notice or both or otherwise, constitute a material default) under any Contract, to which ECO is a party or by which ECO is bound.


               (f)  Brokers.  ECO shall be responsible for the payment of
                    -------
                    all brokerage commissions, and finder's fees or other like payment incurred by ECO in connection with this transaction, and ECO will indemnify and save harmless the Shareholders of and from any such claims.

               (g)  Regulatory Approval.  ECO shall diligently take all
                    -------------------
                    steps necessary or desirable to expeditiously obtain requisite approval from the TSE with respect to the Transaction. ECO shall not take any action that ECO has reason to believe would result in the disapproval by the TSE of the Transaction.

               (h)  Reorganization.  The Transaction qualifies as a
                    --------------
                    reorganization within the meaning of 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, (the "Code") and no gain or loss shall be recognized by the Shareholders upon the exchange of their Target Company Shares for ECO shares provided that Shareholders fully comply with the undertakings of Shareholders described in this Agreement and provided that Shareholders comply with all filing and other requirements imposed upon them by the Code and the regulations.

          4.   COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE
               SHAREHOLDERS

          4.1  Covenants, Representations and Warranties.  The Shareholders
               -----------------------------------------
               hereby jointly and severally covenant, represent and warrant to ECO as follows and acknowledge and confirm that ECO is relying upon such covenants, representations and warranties in connection with the Transaction and that unless otherwise indicated herein, such covenants, representations and warranties shall be true and correct as at the Closing Date:


               (a)  Legal Capacity.  The Shareholders have the legal
                    --------------
                    capacity and competence to execute, deliver and perform their obligations under this Agreement.

               (b)  Organization.  The Target Company is duly incorporated
                    ------------
                    and validly subsisting under the laws of the State of Texas and has the corporate power to own or lease its property and to carry on its business as it is now being conducted and has the corporate power to execute, deliver and perform its obligations under this Agreement. The Target Company is duly qualified to do business in those jurisdictions wherein the failure to so qualify could have a Material Adverse Effect on the Target Company, being those jurisdictions set forth on
                    Schedule 4.1(b).

               (c)  Corporate Authority.  The Target Company has taken all
                    -------------------
                    requisite corporate action to authorize the valid execution, delivery and performance of this Agreement and the consummation of the Transaction.

               (d)  No Violations.  The execution and delivery of this
                    -------------
                    Agreement and all other agreements contemplated herein by the Shareholders and the observance and performance of the terms and provisions of this Agreement and any such agreements; (i) does not and will not require the Shareholders or the Target Company to obtain or make any consent, authorization, approval, filing or registration under any law, by-law, rule, regulation, judgment, order, writ, injunction or decree which is binding upon the Shareholders or the Target Company;

                    (ii) does not and will not constitute a violation or breach of the charter documents or by-laws of the Target Company; (iii) does not and will not constitute a violation or breach of applicable law, any material provision of any Contract to which the Shareholders or the Target Company is a party or by which the Shareholders or the Target Company is bound or any law, by-law, rule, regulation, judgment, order, writ, injunction or decree applicable to the Shareholders or the Target Company; (iv) does not and will not constitute a default (nor would with the passage of time or the giving of notice or both or otherwise, constitute a default) under any Contract, to which the Shareholders or the Target Company is a party or by which the Shareholders or the Target Company is bound; and (v) does not and will not result in the creation or imposition of any Encumbrance on the Target Company Shares or any property or assets of the Shareholders or the Target Company.

               (e)  Issued Shares.  All of the issued and outstanding
                    -------------
                    shares of the Target Company, being the Target Company Shares, have been duly authorized, created and issued as fully paid and non-assessable shares. There are outstanding no other shares, warrants, rights or securities convertible into shares or any other evidence whatsoever of an interest in the Target Company.

               (f)  Owner of the Target Company Shares.  The Shareholders
                    ----------------------------------
                    are the owners beneficially and of record of the Target Company Shares in the amounts and proportions identified on Schedule 4.1(f), hereto, and have good and marketable title thereto, free and clear of any Encumbrances and/or preemptive rights. The Shareholders have the exclusive right and full power to transfer the Target Company Shares to ECO as herein contemplated, free and clear of any Encumbrances.

               (g)  Subsidiaries.  The Target Company has no Subsidiaries
                    ------------
                    and owns no shares of any other corporation or entity nor any rights, warrants or other securities convertible into shares of any other corporation or entity. The Target Company is not bound by or a party to any Contract which contemplates its amalgamation, merger, consolidation or other acquisition with or by any other entity.


               (h)  Acts of Bankruptcy.  Neither the Shareholders nor the
                    ------------------
                    Target Company is insolvent, has proposed a compromise or arrangement to its or their creditors generally, has taken any proceeding with respect to a compromise or arrangement, has taken any proceeding to have itself declared bankrupt or wound-up, has taken any proceeding to have a receiver appointed of any part of their assets and at present, no encumbrancer or receiver has taken possession of any of their property and no execution or distress is enforceable or levied upon any of its property and no petition for a receiving order in bankruptcy is filed against them.

               (i)  Private Company.  The Target Company does not
                    ---------------
                    distribute its securities to the public.

               (j)  Resident.  Each of the Shareholders is a resident of
                    --------
                    the United States. The Target Company's principal place of business is within the United States.

               (k)  Actions - Target Company Shares.  There is not pending

                    -------------------------------
                    or, to the Best Knowledge of the Shareholders, threatened or contemplated, any suit, action, legal proceeding, litigation or governmental investigation of any sort which would; (i) in any manner restrain or prevent the Shareholders from effectually and legally transferring the Target Company Shares to ECO in accordance with this Agreement; (ii) cause an Encumbrance to attach to the Target Company Shares;
                    (iii) divest title to the Target Company Shares in any manner whatsoever; or (iv) make ECO liable for damages in connection with the Transaction.


               (l)  Litigation.  Except as set forth on Schedule 4.1(e),
                    ----------
                    there is not pending, or, to the Best Knowledge of the Shareholders, threatened or contemplated, any suit, action, legal proceeding, litigation or governmental investigation of any sort relating to the Shareholders, the Target Company or the Transaction nor is there any present state of facts or circumstances which can be reasonably anticipated to be a basis for any such suit, action, legal proceeding, litigation or governmental investigation nor is there presently outstanding against the Shareholders or the Target Company any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator.

               (m)  Minute Books.  The minute book of the Target Company
                    ------------
                    contains accurate and complete copies of its organizational documents together with minutes of all meetings of directors, committees and shareholders of the Target Company. The articles and the by-laws of the Target Company are attached as Schedule 4.1(m). There are outstanding no applications or filings which would alter in any way the organizational documents or corporate status of the Target Company. No resolutions or by-laws have been passed, enacted, consented to or adopted by the directors or shareholders of the Target Company except as are contained in the minute book of the Target Company. The directors and officers of the Target Company are as set forth on Schedule 4.1(m)(1).

               (n)  Books of Account.  The books of account and financial
                    ----------------
                    records of the Target Company fairly set out and disclose in all material respects, the current financial position of the Target Company. All material transactions involving the Target Company have been accurately recorded in such books and records. All bonuses, commissions and other payments relating to the employees of the Target Company are reflected in the books of the Target Company in a manner consistent with past record keeping practices and none of such payables are in arrears.

               (o)  Permits and Licenses.  The Target Company has all
                    --------------------
                    necessary permits, certificates, licenses, approvals, consents and other authorizations required to carry on and conduct business and to own, lease or operate its assets at the places and in the manner in which such business is conducted. Schedule 4.1(o) contains a full, complete and accurate list of such permits, certificates, licenses, approvals, consents and other authorizations.

               (p)  Financial Statements.  A true copy of the unaudited
                    --------------------
                    financial statements of the Target Company and the statements of operations (the "Target Company Financial Statements") of the Target Company as of December 31, 1995, is annexed hereto as Schedule 4.1(p). The Target

                    Company Financial Statements:

                    (1) Have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent with those of the preceding fiscal period.

                    (2) Present fairly the assets, liabilities and financial position of the Target Company as of December 31, 1995, and the results of operations for the period then ended subject to normal year end adjustments, if applicable. Other than the liabilities specified in the balance sheet forming part of the Target Company Financial Statements or incurred since the Reference Date in the ordinary course of business (all of which is consistent with past practice) or otherwise noted or disclosed in this Agreement, to the Best Knowledge of the Shareholders, there are no known liabilities or obligations of the Target Company (whether absolute, contingent or otherwise) including without limitation, any Tax liabilities due or to become due or contingent losses for unasserted claims which are capable of assertion.


                    (3) Are substantially in accordance with the books and records of the Target Company.

                    (4) Contain and reflect all necessary adjustments for a fair presentation of the results of operations and financial position of the Target Company for the period covered thereby.

                    (5) Contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Target Company.


               (q)  Guarantees.  The Target Company does not have any
                    ----------
                    outstanding guarantees or has any outstanding security for any liability, debt or obligation of any Person.

               (r)  Bonds, Debentures.  The Target Company does not have --
                    ---------------
                    any outstanding bonds, debentures or other indebtedness or is under any agreement to create or issue any bonds, debentures or other indebtedness.

               (s)  No Further Expenditures.  No capital expenditures or

                    -----------------------
                    leasehold improvements have been made by the Target Company since the date of the Target Company Financial Statements, other than in the ordinary course of business.

               (t)  Related Parties.  Except as disclosed on Schedule 4.1
                    ---------------
                    (aa), since the Reference Date, the Target Company has not made any payment or loan to or borrowed any moneys from and is not otherwise indebted to, any officer, director, employee, shareholder or any other Person not dealing at arm's length with the Target Company. The Target Company is not a party to any Contract with any officer, director, employee, shareholder or any other Person not dealing at arm's length with the Target Company. No officer, director or shareholder of the Target Company and no entity that is an Affiliate or Associate of one or more of such individuals:

                    (1) Owns, directly or indirectly, any interest in (except for shares representing less than 2% of the outstanding shares of any class of securities of any publicly traded company) or is an officer, director, employee or consultant of, any Person which is or is engaged in business as a competitor of the Target Company or a lessor, lessee, client or supplier of the Target Company.

                    (2) Owns, directly or indirectly, in whole or in part, any property that the Target Company uses in the operation of its business.

                    (3) Has any cause of action or any other claims whatsoever against or owes any amount to the Target Company.

               (u)  Dividends or Distributions. Except as disclosed on

                    --------------------------
                    Schedule 4.1(u), no dividends or other distributions on any of the shares in the capital of the Target Company have been authorized, declared or paid since the date of the Target Company Financial Statements and there has not been any direct or indirect redemption, purchase or acquisition of any such shares.

               (v)  No Changes.  Since the Reference Date, the Target
                    ----------
                    Company has carried on business and conducted its operations and affairs only in the ordinary and normal course consistent with past practice and there has not been:

                    (1) Any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the Target Company.

                    (2) Any damage, destruction or loss (whether or not covered by insurance) affecting the property or assets of the Target Company or any failure to regularly maintain and repair such property and assets in the ordinary course of business.


                    (3) Any payment, discharge or satisfaction of any Encumbrance, liability or obligation of the Target Company (whether absolute, accrued, contingent or otherwise and whether due or to become due) greater than $1,000.00 other than payment of accounts payable and Tax liabilities incurred in the ordinary course of business consistent with past practice.

                    (4) Any issuance or sale by the Target Company or any Contract entered into by the Target Company for the issuance or sale by the Target Company of any shares in the capital of or securities convertible into or exercisable into shares in the capital of the Target Company.

                    (5) Any labor disturbances have a Material Adverse Affect on the Target Company.

                    (6) Any license, sale, assignment, transfer, disposition, pledge, mortgage or granting of a security interest or other Encumbrance on or over any property or assets of the Target Company other than in the ordinary course of business.


                    (7) Any write-off as uncollectible of any Accounts Receivable or any portion there of the Target Company in amounts exceeding the allowance set out in the Target Company Financial Statement.

                    (8) Any cancellation of any other debts or claims or any amendment, termination or waiver of any other rights of value to the Target Company in amounts exceeding $1,000.00 in each instance or $5,000.00 in the aggregate.

                    (9) Any general increase in the compensation of employees of the Target Company (including without limitation, any increase pursuant to any employee plan or commitment) or any increase in any such compensation or bonus payable to any officer, employee, consultant or agent thereof (having an annual salary or remuneration in excess of $30,000.00), the execution of any employment contract with any officer or employee (having an annual salary or remuneration in excess of $30,000.00) or the making of any loan to or engagement in any transaction with any employee, officer or director of the Target Company.


                    (10) Any material change in the accounting or tax
                         practices followed by the Target Company.

                    (11) Any material change adopted in the depreciation or
                         amortization policies or rates or any material change in the credit terms offered to customers of or by suppliers to the Target Company.

                    (12) Any acquisition, transfer, assignment, sale or
                         other disposition of any of the assets shown in the Target Company Financial Statements other than in the ordinary course of business.


                    (13) Any institution or settlement of any litigation,
                         action or proceeding before any court or governmental body by or against the Target Company.

                    (14) The creation of any debts and/or liabilities
                         whatsoever (whether accrued, absolute, contingent or otherwise) than in the ordinary course of business.

               (w)  Taxes.  Except as reserved for in the Target Company
                    -----

                    Financial Statements:

                    (1) All returns, including reports of every kind with respect to Taxes, which are due to have been filed by the Target Company in accordance with applicable law, have been duly filed by the dates prescribed by law and are complete and accurate.

                    (2) All Taxes, deposits or other payments for which the Target Company may have any liability arising prior to Closing have been paid in full or accrued as liabilities for Taxes on the books of the Target Company.


                    (3) All installments for Taxes which the Target Company may be required to make have been made on a timely basis.

                    (4) The amount so paid on or before the Reference Date together with any amounts accrued as liabilities for Taxes (whether accrued as currently payable or deferred taxes) on the books and in the Target Company Financial Statements will be adequate to satisfy all liabilities for Taxes of the Target Company in any jurisdiction in respect of the periods covered.

                    (5) There are not now any extensions of time in effect with respect to the dates on which any returns, including elections, or reports of Taxes were or are due to be filed by the Target Company and there are no outstanding requests therefor.

                    (6) All assessments or reassessments of Taxes asserted as a result of any examination of any return or report of Taxes have been paid by the Target Company, have been accrued on the books of the Target Company and in the Target Company Financial

                         Statements or finally settled and no issue has been raised in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined.

                    (7) No payments are or will be required to be made by the Target Company pursuant to any tax indemnity, allocation or sharing agreement and all such agreements will be terminated with respect to the Target Company as of the Reference Date.


                    (8) No claims, proposals, assessments or reassessments for any Taxes are being asserted or, to the Best Knowledge of the Shareholders, proposed or threatened and, to the Best Knowledge of the Shareholders, no audit or investigation of any return or report of Taxes is currently under way, pending or threatened.

                    (9) There are no outstanding waivers or agreements by the Target Company for the extension of time for the assessment or reassessment of any Taxes or deficiency thereof nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by the Target Company or any other matter pending between the Target Company and any taxing authority.

                    (10) There are no liens for Taxes upon the Target
                         Company shares or upon any property or assets of the Target Company except liens for current Taxes not yet due.

                    (11) To the Best Knowledge of the Shareholders there

                         are no facts which exist or have existed which would constitute grounds for the assessment of any Taxes of the Target Company with respect to the periods which have not been audited by the Internal Revenue Service or other taxing authorities.

                    (12) The Target Company has withheld from each payment
                         made to its officers, directors and employees and former officers, directors and employees, the amount of all Taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax and other receiving officers within the time required under applicable legislation.

                    (13) Adequate provision, including provision in the
                         deferred tax account, has been made for all deferred and accrued Tax liabilities with respect to operations of the Target Company for the period ending on the Reference Date.

                    (14) The Target Company and the Shareholders have made
                         provision for the filing with the Internal Revenue Service of all necessary statements and consents required to revoke the status of the Target

                         Company as an S Corporation, effective for the Target Company's fiscal year beginning January 1, 1996.

                    (x)  Assets.  The Target Company has good and
                         ------
                         marketable title to all of its assets as reflected on the Target Company Financial Statements, free and clear of all Encumbrances save and except for those assets sold, assigned, transferred or disposed of in the ordinary course of business and save and except for the encumbrances identified in
                         Schedule 4.1(x), hereto.


                    (y)  Schedules.  The Schedules hereto contain full,
                         ---------
                         complete and accurate lists and descriptions of the following as at the Reference Date:

                    (1) Schedule 4(y)(1): All real property owned of record or beneficially of the Target Company.

                    (2) Schedule 4.1(y)(2): All items of tangible personal property (other than raw material, purchased parts, work in process, finished goods and other items of inventory), if any, not reflected on any other Schedule hereto having a book value of $200.00 or more and owned of record or beneficially by the Target Company, including without limitation, automobiles, trucks and other vehicles.

                    (3) Schedule 4.1(y)(3): All purchase commitments of the Target Company where the amount remaining unpaid is in excess of $500.00 and all sales commitments where the total value of the commitment which is presently unpaid exceeds $1,000.00 of the Target Company.


                    (4) Schedule 4.1(y)(4): Each lease (including all amendments thereto) where the total amount remaining to be paid thereunder exceeds $500.00 under which the Target Company is a lessee of any personal property and each real property lease. All rentals due under all such leases have been paid up to and including the Reference Date and there are no defaults by the Target Company under the terms of such leases and no event has occurred which, upon the passage of time or the giving of notice or both would result in an event of default by the Target Company or would prevent the Target Company from exercising and obtaining the benefits of any rights or options contained therein. The Target Company has all right, title and interest of the lessee under the terms of each such lease free and clear of any Encumbrances and all such leases are valid and in full force and effect.
                         The Transaction does not constitute a default by the Shareholders or the Target Company under any such leases and the consent of the lessors under such leases is not required with respect to this Transaction.


                    (5) Schedule 4.1(y)(5): All Intellectual Property that is directly or indirectly owned, licensed, used, required for use or controlled in whole or in part by the Target Company and the Shareholders and all material licenses and other agreements allowing the Target Company and the Shareholders to use the Intellectual Property of other Persons. None of the Intellectual Property of the Target Company and the Shareholders infringes upon the Intellectual Property of any other Person and to the Best Knowledge of the Shareholders, no activity of any other Person infringes upon any of the Intellectual Property of the Target Company or the Shareholders to the extent that any such infringement in either case could have a Material Adverse Effect on the Target Company or the Shareholders. To the Best Knowledge of the Shareholders, the Target Company has been and is now conducting business in a manner which has not been and is not now in violation of any Intellectual Property of any other Person and does not require a material license to operate such business as currently conducted except as disclosed on Schedule 4.1(o). The Intellectual Property of the Target Company is sufficient for the conduct of business of the Target Company as currently conducted.

                    (6) Schedule 4.1(y)(6): The name and address of each bank, trust company or other financial institution in which the Target Company has an account and the names of all Persons authorized to draw thereon as well as all powers of attorney granted by the Target Company.

                    (7) Schedule 4.1(y)(7): All insurance policies now in full force and effect (specifying the insurer, the amount of coverage, type of insurance, the amount of deductible if any, the policy number, expiry date and any pending claims thereunder) maintained by the Target Company on its assets including without limitation, business interruption, personal and product liability coverage and by the Target Company on the lives of its directors and officers, together with true copies thereof. The proceeds of such policies are fully payable to the Target Company. All premiums in connection with such policies are fully paid. Such insurance is in amounts deemed by the Shareholders to be sufficient for all policy periods prior to the

                         Reference Date with respect to the assets, properties, business, operations, products and services owned or conducted by the Target Company. There are no claims, actions, suits or proceedings arising out of or based upon any of such insurance policies and to the Best Knowledge of the Shareholders, no basis for any such claim, action, suit or proceeding exists. The Target Company is not in default with respect to any provisions contained in any such insurance policy which would adversely affect its rights to make any claim under any such insurance policy.


                    (8) Schedule 4.1(y)(8): All major clients of the Target Company (being those clients of the Target Company accounting for more than 5% of revenues for the financial year ended on December 31, 1995. There has been no termination or cancellation of the business relationship of the Target Company with any major client or group of major clients.

                    (9) Schedule 4.1(y)(9): All suppliers or vendors of products or services to the Target Company aggregating more than $10,000.00 during the period ending on the Reference Date, the address of each such supplier or vendor and the amount sold to the Target Company during such period.

                    (10) Schedule 4.1(y)(10):

                         (a) All written contracts or arrangements for the employment of any officer, employee, agent or consultant of the Target Company.

                         (b)  A complete list of all permanent and
                              full-time employees of the Target Company, their salaries and wage rates, their positions and their length of service and particulars of any Contracts, arrangements or understandings, written or oral, with them.

                         (c) All bonus, deferred compensation, severance or termination pay, insurance, medical, dental, drug, profit sharing, pension, retirement, stock option, stock purchase, hospitalization insurance or other material plans or arrangements providing employee benefits to any current or former director, officer, employee or consultant of the Target Company and all relevant vacation policies.


               (aa) Certain Contracts and Commitments.  Schedule 4.1 (aa)
                    ---------------------------------
                    sets forth a list and description of all contracts, leases and licenses of the Target Company (the "Target Company Contracts") not included on any other Schedule. The enforceability of the Target Company Contracts will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the Transaction. The Target Company is not in default and there does not exist any event that, with notice or lapse of time or both, would constitute an event of default by the Target Company under any of the Target Company Contracts. None of the Shareholders has knowledge of any breach or default by any other party to the Target Company Contracts. A true and complete copy of each such Target Contract has been delivered to ECO or will be delivered to ECO prior to the Closing Date.

               (ab) No Other Contracts.  For greater certainty and without
                    ------------------
                    limitation, except as set forth in Schedule 4.1 (aa) or otherwise herein, the Target Company is not a party to or bound by any Contract which in any way has or could have a Material Adverse Effect on the Target Company. The Contracts set forth in the Schedules hereto are not subject to renegotiation or cancellation resulting from the Transaction. Except as described in the Schedules, the Target Company is not a party to or bound by:

                    (1) Any Contract for the purchase of materials, supplies, equipment or services which involves the payment of $1,000.00 or more.

                    (2) Any Contract for the sale, license or provision of any assets or services which involve the receipt of $1,000.00 or more.

                    (3) Any trust indenture, mortgage, promissory note, loan agreement, guarantee or other Contract for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles.

                    (4) Any Contract for charitable contributions in excess of $500.00 in the aggregate.

                    (5) Any Contract relating to a distributorship, sales representative or sales agency agreement.


                    (6) Any Contract which involves the sharing of profits, a joint venture, partnership, joint development or bidding arrangement or any material advertising contracts.

                    (7) Any Contract not made in the ordinary course of business.

                    (8) Any Contract restricting in any manner the conduct of the Target Company or the ownership or use of the assets thereof.


                    (9) Any material warranties relating to products distributed or services provided by the Target Company.

                    (10) Any Contract involving the payment or receipt of
                         $5,000.00 or more in any 12 month period.

                    (11) Any Contract required to be disclosed on a
                         Schedule to this Agreement that is not so disclosed.

               (ac) Default of Contracts.  The Target Company has performed

                    --------------------
                    all of the obligations required to be performed by it to the extent performance is due and is entitled to all benefits under and is not in default or alleged to be in default in respect of, any Contract to which it is a party or by which it is bound. No event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a default under any of such Contracts. The Target Company has the capacity, including the necessary personnel, equipment and supplies, to materially perform all its obligations under all such Contracts.


               (ad) Compliance with Laws.  The Target Company has conducted
                    --------------------
                    and is now conducting business in compliance with all statutes, regulations, by-laws, orders, covenants, restrictions or plans of all federal, state or municipal authorities, agencies or boards applicable to such business. The Target Company is not in default under any such statutes, regulations, by-laws, orders, covenants, restrictions or plans applicable to it. Neither the Target Company nor any of its directors, officers, agents, employees or other Persons acting on behalf of the Target Company have, directly or indirectly, used any corporate funds of the Target Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payments on behalf of the Target Company to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, knowingly made any false or fictitious entry on the books or records of the Target Company or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment on behalf of the Target Company.


               (ae) Leased Premises.  The occupation and use to which the
                    ---------------
                    leased premises of the Target Company have been put by the Target Company is not in breach of any applicable statute, by-law, regulation, covenant or restriction applicable to the leased premises. The zoning by-laws applicable to the leased premises of the Target Company permit the operation of business and the intended use to be made of the leased premises by the Target Company. There are no outstanding work orders against the leased premises of the Target Company or any part thereof nor are there any matters under discussion between the Target Company and any governmental or municipal authority which may give rise to work orders.

               (af) Environmental Matters.  To the Best Knowledge of the
                    ---------------------
                    Shareholders, the buildings and premises at which the Target Company carries on business does not contain any material quantities of noxious substances including without limitation, urea formaldehyde foam insulation, aluminum wiring, asbestos, materials containing asbestos, polychlorinated byphenyls or substances containing polychlorinated byphenyls or radon at levels deemed unacceptable by any health, labor or environmental authority or any federal, state or municipal government. The operations of the Target Company in all material respects complies with all applicable environmental statutes, regulations and decrees, whether federal, state or municipal. The Target Company has not received any notices to the effect that the business carried on by the Target Company is not in compliance with the requirements of applicable environmental statutes, regulations or decrees or is subject to any remedial control or action or any investigation or evaluation as to whether any remedial action is required to respond to a release or threatened release of any contaminant into the environment or into any facility or structure which forms part of or is adjacent to the leased premises at which the business is carried on.

               (ag) Employee Plans and Arrangements.  All of the contracts,
                    -------------------------------
                    plans and arrangements referred to in Schedule 4.1(y)(10) are in good standing and the Target Company has made all payments required to be made by it in connection therewith. All employee plans requiring funding on the part of the Target Company are fully funded. The Target Company does not have any employees receiving or claiming long term disability benefits or workers' compensation benefits. No notice has been received by the Target Company of any complaints filed by any employees claiming that the Target Company has violated any applicable employee or human rights or similar legislation in any other jurisdiction in which the Target Company carries on business or of any complaints or proceedings of any kind involving the Target Company or any employees of the Target Company before any labor relations board. There are no outstanding orders or charges against the Target Company under any applicable heath and safety legislation in the jurisdictions in which the Target

                    Company carries on business. All levies, assessments and penalties made against the Target Company pursuant to any applicable workers' compensation legislation in any jurisdictions in which any of the Target Company carries on business have been paid by the Target Company and the Target Company has been reassessed under any such legislation during the past 3 years.
                    The Target Company has not made any agreements with any labor union or employee association or made commitments to or conducted negotiations with any labor union or employee association with respect to any future agreements and none of the Shareholders is aware of any current attempts to organize or establish any labor union or employee association relating to the Target Company. The Target Company has not entered into any agreement or made any arrangements with any employees and consultants which would have the effect of depriving the Target Company of the continued services of any such employees and consultants following the Closing.

               (ah) No Brokers.  All negotiations relating to this
                    ---------
                    Agreement and the Transaction have been carried on by the Shareholders directly with ECO without the intervention of any other Person on behalf of the Shareholders in such manner as to give rise to any valid claim against ECO for a brokerage commission, finder's fee or other like payment and the Shareholders will indemnify and save harmless ECO of and from any such claim.

               (ai) Omissions and Misrepresentations.  None of the
                    --------------------------------
                    foregoing covenants, representations and warranties knowingly contains any untrue statement of material fact or knowingly omits to state any material fact necessary to make any such covenant, warranty or representation not misleading to a prospective purchaser of the Target Company Shares and the Assets seeking full information as to the Target Company.

          5.   SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES
               -----------------------------------------------------

          5.1  Survival.  No investigations made by or on behalf of any
               --------
          Party at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any covenant, representation or warranty made by any Party. No waiver by any Party of any condition, in whole or in part, shall operate as a waiver of any other condition. The covenants, representations and warranties contained in Article 3 and 4 respectively or in any certificate or other document delivered in connection with the Closing shall survive the making of this Agreement and the Closing for a period of 2 years and only 2 years, except the representations and warranties set forth in Paragraphs (h) Reorganization of Section
          3.1 and Section 4.1(w) Taxes and Section 4.1(af) Environmental Matters, which representations and warranties shall survive the Closing for a period of 5 years and only 5 years (the applicable period of survival being herein referred to as the "Survival Period"); provided, however, that if a claim for a breach of any such covenant, representation or warranty is brought prior to the expiration of the applicable Survival Period such covenant, representation or warranty shall, for the purposes of such claim, survive the applicable Survival Period until such claim is finally resolved and all obligations with respect thereto have been fully satisfied.

          6.   INDEMNITY
               ---------

          6.1  Indemnity by ECO.  ECO agrees to indemnify and save harmless
               ----------------
          the Shareholders from all Losses actually incurred by the

          Shareholders as a result of any breach by ECO or any inaccuracy of any covenant, representation or warranty contained in this Agreement.

          6.2  Indemnity by the Shareholders.  Each of the Shareholders
               -----------------------------
          agree to jointly and severally indemnify and save harmless ECO from all Losses actually incurred by ECO as a result of:

               (a) Any breach by the Shareholders or any inaccuracy of any covenant, representation or warranty contained in this Agreement.


               (b) All debts and liabilities whatsoever (whether accrued, absolute, contingent or otherwise) of the Target Company as at the Reference Date which are not disclosed on, provided for or included in the balance sheets forming part of the Target Company Financial Statements or which did not arise in the ordinary course of business since the date of the Target Company Financial Statements up to the Time of Closing.

               (c) Any assessment or reassessment of Taxes, interest and/or penalties for any period up to the Reference Date for which no adequate reserve has been provided and disclosed in the Target Company Financial
                    Statements;

          provided, however, that the liability of each of the Shareholders under this indemnity shall be limited to the value at Closing of the pro rata portion of the purchase price received by each Shareholder.

          6.3  Notice of Claims
               ----------------

               (a)  In the event that a Party (the "Indemnified Party")

                    shall become aware of any Loss in respect of which another Party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement (the "Indemnification Claim"), the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Indemnification Claim arises as a result of a claim by a Person against the Indemnified Party (a "Third Party Claim") or whether the Loss does not so arise (a "Direct Claim") and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Indemnification Claim and the amount of the Loss if known.

               (b) If through the fault of the Indemnified Party the Indemnifying Party does not receive notice of any Indemnification Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.


          6.4  Investigation of Claims.  With respect to any Direct Claim,
               -----------------------
          following receipt of notice from the Indemnified Party of the Indemnification Claim, the Indemnifying Party shall have 60 days to make such investigation of the Indemnification Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Indemnification Claim, together with all such other information as the Indemnifying Party may reasonably request. If all Parties agree at or prior to the expiration of such 60 day period (or any mutually agreed upon extension thereof) to the validity and amount of such

          Indemnification Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Indemnification Claim, failing which the matter shall be determined by a court of competent jurisdiction.

          6.5  Supplemental Rights.  The rights and benefits provided in
               -------------------
          this Article are supplemental to and are without prejudice to any other rights, actions or causes of action which may arise pursuant to any other section of this Agreement or pursuant to applicable law.


          7.   PRE-CLOSING COVENANTS

          7.1  Operations Before Closing.  For greater certainty and
               -------------------------
          without limitation, without the prior written consent of ECO during the period commencing on the Reference Date and terminating at the close of business on the Closing Date, the Shareholders; (i) shall not make nor shall the Shareholders permit to be made any material change in the way the Target Company is being operated; and (ii) shall comply with all laws in connection with the business of the Target Company.

          8.   CONDITIONS PRECEDENT TO THE SHAREHOLDERS' OBLIGATIONS AT

               --------------------------------------------------------
               CLOSING
               -------

          8.1  Conditions Precedent.  All obligations of the Shareholders
               --------------------
          to sell the Target Company Shares and the Assets at Closing under this Agreement are subject to the fulfillment (or waiver in writing by the Shareholders) prior to or at the Closing of each of the following conditions:

               (a)  Covenants, Representations and Warranties.  The

                    -----------------------------------------
                    covenants, representations and warranties made by ECO in or under this Agreement shall be true in all material respects on and as of the Closing Date and the Shareholders shall have received from ECO a certificate signed as of the Closing Date to such effect.

               (b)  Actions, Etc.  All actions, proceedings, instruments
                    ------------
                    and documents required to carry out the Transaction including without limitation the issue of the ECO Shares as contemplated in this Agreement and all other related legal matters shall have been approved by the

                    Shareholders and the Shareholders shall have been furnished with such certified copies of actions and proceedings and other such instruments and documents as the Shareholders shall have requested.

               (c)  Approvals.  ECO shall have received all requisite
                    ---------
                    regulatory approvals including approvals of the TSE and board of director approvals in connection with the Transaction.

               (d)  Compliance with Covenants.  ECO shall have complied ---

                    ----------------------
                    with all covenants and agreements herein agreed to be performed or caused to be performed by ECO.

               (e)  Approvals and Consents.  At or before Closing there ---
                    -------------------
                    shall have been obtained from all appropriate federal, state, provincial, municipal or other governmental or administrative bodies all such approvals and consents, if any, in form and on terms satisfactory to the Shareholders as may be required in order to permit the issue of the ECO Shares as provided in this Agreement.


               (f)  Corporate Authorizations.  ECO shall have delivered to
                    ------------------------
                    the Shareholders evidence satisfactory to the Shareholders that all necessary corporate authorizations by ECO authorizing and approving the Transaction have been obtained. The Closing ECO Shares shall have been duly authorized, created and validly issued as fully paid and non-assessable shares free and clear of all Encumbrances and shall be listed and posted for trading on the TSE and NASDAQ, subject only to routine filings and subject to the matters contained in this Agreement.


               (g)  No Orders.  No order of any court or administrative
                    ---------
                    agency shall be in effect which restrains or prohibits the Transaction and no suit, action, inquiry, investigation or proceeding in which it will be or it is sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with the Transaction and which in the reasonable judgment of the Shareholders makes it inadvisable to proceed with the consummation of the Transaction shall have been made, instituted or threatened by any Person.


               (h)  Employment Agreement - Jim Wright.  EEI shall have
                    ---------------------------------
                    entered into an employment agreement with Jim Wright in the form set out in Schedule 8.1(h).

               (i)  Employment Agreement - Mark Crawford.  EEI shall have
                    ------------------------------------
                    entered into an employment with Mark Crawford in the form set out in Schedule 8.1(i).

               (j)  Employment Agreement - Aaron Fine.  EEI shall have
                    ---------------------------------

                    entered into an employment agreement with Aaron Fine in the form set out in Schedule 8.1(j).

               In case any of the foregoing conditions cannot be fulfilled at or before the Time of Closing to the reasonable satisfaction of the Shareholders, the Shareholders may rescind this Agreement by notice to ECO and in such event all of the Parties shall be released from all obligations hereunder. Provided however that any such conditions may be waived in whole or in part by the Shareholders without prejudice to the Shareholders' rights of rescission in the event of the non-fulfillment of any other condition or conditions, any such waiver to be binding on the Shareholders only if the same is in writing.


          9.   CONDITIONS PRECEDENT TO ECO'S OBLIGATIONS AT CLOSING
               ----------------------------------------------------

          9.1  Conditions Precedent.  All obligations of ECO to purchase
               --------------------
          the Target Company Shares this Agreement are subject to the fulfillment (or waiver in writing by ECO) prior to or at the Closing of each of the following conditions:

               (a)  Actions, Etc.  All actions, proceedings, instruments
                    ------------

                    and documents required to carry out the Transaction including without limitation, the transfer of the Target Company Shares and all other related legal matters shall have been approved by ECO and ECO shall have been furnished with such certified copies of actions and proceedings and other such instruments and documents as ECO shall have requested.

               (b)  Covenants, Representations and Warranties.  The
                    -----------------------------------------
                    covenants, representations and warranties made by the Shareholders in or under this Agreement shall be true in all material respects on and as of the Closing Date and ECO shall have received from the Shareholders a certificate signed as of the Closing Date and to such effect.

               (c)  Approvals.  ECO shall have received all requisite
                    ---------
                    regulatory approval including without limitation approvals of TSE and board of director approvals in connection with the Transaction.

               (d)  Resignations.  All of the directors and officers of the
                    ------------
                    Target Company shall have resigned as directors and

                    officers of the Target Company in favor of nominees of ECO and the resigning directors and officers of the Target Company shall have delivered releases to the Target Company and ECO in form and substance.

               (e)  Compliance with Covenants.  The Shareholders shall have
                    -------------------------
                    complied with all covenants and agreements herein agreed to be performed or caused to be performed by the Shareholders.

               (f)  Approvals and Consents.  At or before Closing there ---
                    -------------------

                    shall have been obtained from all appropriate federal, state, municipal or other governmental or administrative bodies all such approvals and consents, if any, in form and on terms reasonably satisfactory to ECO as may be required in order to transfer the Target Company Shares at Closing as herein provided.

               (g)  Permits and Licenses. ECO shall have been furnished
                    --------------------
                    with evidence that the Target Company holds all valid permits and licenses as may be requisite for carrying on business.


               (h)  Corporate Authorizations. The Shareholders shall have
                    ------------------------
                    delivered to ECO evidence satisfactory to ECO that all necessary corporate authorizations by the Shareholders and the Target Company authorizing and approving the Transaction have been obtained.

               (i)  No Orders. No order of any court or administrative
                    ---------
                    agency shall be in effect which restrains or prohibits the Transaction and no suit, action, inquiry, investigation or proceeding in which it will be or it is sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with the Transaction and which in the judgment of ECO makes it inadvisable to proceed with the consummation of the Transaction shall have been made, instituted or threatened by any Person.

               (j)  Undertaking.  The Shareholders shall have executed and
                    -----------
                    delivered to ECO an undertaking concerning those matters to which the Shareholders covenanted in the Five Year Gain Recognition Agreement in the form set out in Schedule 9.1(k).

               (k)  Employment Agreement - Jim Wright.  EEI shall have
                    ---------------------------------
                    entered into a 36-month employment agreement with Jim Wright in the form set out in Schedule 8.1(h).

               (l)  Employment Agreement - Mark L. Crawford.  EEI shall
                    ---------------------------------------
                    have entered into a 36-month employment with Mark L. Crawford in the form set out in Schedule 8.1(i).

               (m)  Employment Agreement - Aaron Fine.  EEI shall have

                    ---------------------------------
                    entered into a 36-month employment contract with Aaron Fine in the form set out in Schedule 8.1(j).

               In case any of the foregoing conditions cannot be fulfilled at or before the Time of Closing to the satisfaction of ECO, ECO may rescind this Agreement by notice to the Shareholders and in such event the Parties shall be released from all obligations hereunder. Provided however that any such conditions may be waived in whole or in part by ECO without prejudice to ECO's rights of rescission in the event of the non-fulfillment of any other condition or conditions, any such waiver to be binding on

          ECO only if the same is in writing.

          10.  MISCELLANEOUS
               --------------

          10.1 Tender.  Any tender of documents or money hereunder may be
               ------
          made upon the Parties or upon their respective solicitors as set forth herein.

          10.2 Notice.  All notices, requests, demands or other
               ------
          communications by the Parties required or permitted to be given by one Party to another shall be given in writing by personal delivery, telecopy or by registered or certified mail, postage prepaid, addressed, telecopied or delivered to such other Party as follows:


               (a)  if to the Shareholders, to:

                    (1)  Jim Wright
                         11618 Caliche Creek
                         Corpus Christi, TX 78410


                    (2)  Mark L. Crawford
                         P. O. Box 23005
                         Corpus Christi, TX 78403

                    (3)  Aaron Fine
                         P. O. Box 1376
                         Orange Grove, TX 78372

               (b)  if to ECO, to:

                         1325 South Creek
                         Suite 100
                         Houston, Texas

                         77084

                         Attention: Michael E. McGinnis, President

                         Telefax No.: 713-647-0080
                         Telephone No.: 713-647-0505

          or at such other address or telecopier number as may be given by any of them to the others in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, if personally delivered, on the date telecopied (with receipt confirmed) if telecopied and received at or prior to 5:00 p.m. local time and, if not, on the next Business Day, and if mailed, on the date received as certified.

          10.3 Further Assurances. The Parties shall sign such other
               ------------------
          papers, cause such meetings to be held, resolutions passed and by-laws enacted and exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

          10.4 Laws.  This Agreement shall be governed by the laws of Texas

               ----
          and the Parties hereby irrevocably attorn to the Courts of Harris County, Texas.

          10.5 Expenses.  All out-of-pocket expenses (including legal and
               --------
          accounting expenses) incurred in connection with the Transaction shall be borne by the respective Parties.

          10.6 Time of the Essence.  Time shall be of the essence of this
               -------------------
          Agreement and of every part hereof and no extension nor variation of this Agreement shall operate as a waiver of this provision.


          10.7 Entire Agreement.  This Agreement constitutes the entire
               ----------------
          agreement between the Parties with respect to all of the matters herein. This Agreement supersedes any and all agreements, understandings and representations made between the Parties prior to the date hereof including without limitation, that certain letter of intent dated February 1, 1996. This Agreement shall not be amended except by a memorandum in writing signed by all of the Parties and any amendment hereof shall be null and void and shall not be binding upon any Party which has not given its consent as aforesaid.


          10.8 Assignment.  No Party may assign this Agreement or any part
               ----------
          hereof without the prior written consent of the other Parties which consent may be unreasonably withheld. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns, but no other Person.

          10.9 Invalidity.  In the event that any of the covenants,
               ----------
          representations and warranties or any portion of them contained in this Agreement are unenforceable or are declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Agreement and such unenforceable or invalid covenant, representation and warranty or covenant or portion thereof shall be severable from the remainder of this Agreement.

          10.10     Counterpart.  This Agreement may be executed in several
                    -----------
          counterparts, each of which so executed shall be deemed to be an original and such counterparts when taken together shall constitute one and the same original agreement which shall be binding on the Parties hereto.


          10.11     Schedules.  The parties acknowledge that as of the
                    ---------
          Closing Date, all of the Schedules and exhibits referred to in this Agreement have been approved by the parties and are attached to this Agreement.

                    IN WITNESS WHEREOF the Parties have duly executed this Agreement, in multiple counterparts, as of the date and year first above written.



                                        /s/ Jim Wright
                              _____________________________________
                                             JIM WRIGHT



                                             /s/ Mark L. Crawford
                                        __________________________________
                                             MARK L. CRAWFORD




                                        /s/ Aaron Fine
                                   _____________________________________
                                             AARON FINE



                                        AMERICAN ECO CORPORATION

                                        BY: /s/ Michael E. McGinnis

                                   _____________________________________
                                        ITS: President

                       FIRST AMENDMENT TO ACQUISITION AGREEMENT
                      __________________________________________

          This First Amendment to Acquisition Agreement (the "First Amendment") is made and entered into by and between American Eco Corporation, an Ontario corporation ("Eco") and Jim Wright, Mark

          L. Crawford and Aaron Fine, residents of the State of Texas (collectively, the "Shareholders").

          WHEREAS, Eco and the Shareholders have heretofore entered into a certain Acquisition Agreement and Plan of Reorganization (the "Agreement"), as of the Reference Date, whereby Eco exchanged 400,000 shares of its common stock to the Shareholders for 100% of the issued and outstanding stock of Environmental Evolutions, Inc., a Texas corporation (the "Target Company"); and

          WHEREAS, the parties desire to amend and supplement the Acquisition Agreement, in the manner hereinafter set forth.


          NOW, THEREFORE, in consideration of the covenants, agreements and premises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereto do hereby agree that the Agreement shall be amended and modified in the following respects:

          1. Section 3.1 of the Agreement shall be amended and supplemented by the addition of the following sub-paragraphs:

               (i) ECO CAPITALIZATION. Immediately after the closing of the acquisition of the Target Company, Eco will have only one class of stock outstanding, all such shares of outstanding stock will have the same voting rights and the total number of issued and outstanding shares of stock of Eco, after giving effect to the transaction described in this Agreement, will be at least 9,300,000 shares.

               (j) ACTIVE TRADE OR BUSINESS. Eco or one of its affiliates (as defined in Section 1504(a) of the Internal Revenue code of 1986, as amended, without regard to Section 1504(b)(3)) has been engaged in the active conduct of a trade or business, within the meaning of Section 1.367(a)-2T(b)(2) and (3) of the Income Tax Regulations (the "Regulations")

               promulgated by the U.S. Treasury Department, that is substantial in comparison to the trade or business of the Target Company, for the entire 36-month period immediately preceding the date of the closing of the acquisition of the Target Company.

               (k) COMPLIANCE WITH REGULATIONS. Eco shall cause the Target Company to comply with the reporting requirements contained in Regulations Section 1.367(a)-3T(c)(4).

          2. All reference in the Agreement and the Schedules to a Five Year Gain Recognition Agreement are hereby deleted, and said Agreement shall be read and construed as if said reference were not contained therein.

          3. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

          4. Except as specifically amended, modified and supplemented by this First Amendment, all of the provisions of the Agreement are incorporated herein by reference and are hereby reaffirmed as being fully binding and in full force and effect with respect to each of the parties hereto.


          IN EVIDENCE WHEREOF, the parties have caused this First Amendment to be duly executed on the date set forth opposite each party's signature hereto, but effective as of the Reference Date.

                                                  AMERICAN ECO CORPORATION



          DATED: March 15, 1996              BY: /s/ Michael E. McGinnis
                                                 ________________________
                                                       MICHAEL E. MCGINNIS
                                                  ITS: PRESIDENT AND CHIEF
                                                       EXECUTIVE OFFICER


                                                  SHAREHOLDERS:



          DATED: March 15, 1996                   /s/ Jim Wright
                                                  ________________________
                                                  JIM WRIGHT



          DATED: March 15, 1996                   /s/ Aaron Fine

                                                  ________________________
                                                  AARON FINE


          DATED: March 15, 1996                   /s/ Mark L. Crawford
                                                  _________________________
                                                  MARK L. CRAWFORD